SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                              Amended and Restated







                              TROUTMAN SANDERS LLP
                              Bank of America Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308
                                 (404) 885-3000


                            Effective January 1, 2001

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    Purposes

         The purposes of the Southern Company Executive Productivity Improvement Plan (the "Plan") are to provide a financial incentive which will focus the efforts of certain executives on areas that will have a direct and significant influence on corporate performance and to provide the potential for levels of compensation that will enhance the Employing Companies' abilities to attract, retain and motivate such executives. In order to achieve these objectives, the Plan will be based upon corporate performance. This Plan is intended to meet the requirements of Code Section 162(m) related to the deductibility of Awards paid to Participants subject thereto.

         This Amendment and Restatement shall be effective as of January 1, 2001.

                                    ARTICLE I

                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Annual Salary" shall mean base salary or wages paid to a Participant before deductions for taxes, social security, etc., including all amounts contributed by an Employing Company to The Southern Company Flexible Benefits Plan on behalf of a Participant, amounts contributed by any Employing Company to The Southern Company Employee Savings Plan as Elective Employer Contributions, as said term is defined in Section 4.1 therein, pursuant to the Participant's exercise of his deferral option made in accordance with Section 401(k) of the Internal Revenue Code, and amounts contributed to the Southern Company Deferred Compensation Plan, but excluding all awards under the Southern Company Performance Pay Plan, the Southern Company Performance Pay Plan (Shareholder Approved) and the Southern Company Executive Productivity Improvement Plan, overtime pay, shift differential and substitution pay. For Computation Periods beginning on or before January 1, 1998, Annual Salary shall be the Participant's Annual Salary as of the first day of the Computation Period. For Computation Periods beginning January 1, 1999 and thereafter, Annual Salary shall be the weighted average Annual Salary determined as of the last day of each of the four years within the Computation Period.

         1.2 "Average ROE" shall mean the mathematical result obtained by (a) calculating the return on equity for each year in the Computation Period, (b) adding the return on equity calculations for all years in the Computation Period; and (c) dividing the total by the number of years in the Computation Period.

         1.3 "Award" shall mean the Award Opportunity or Award Units multiplied by the Performance Unit Value determined under Sections 3.2 and 3.4 of the Plan and, for Equity Participants only, then converted into Restricted Stock Units as determined under Section 3.5 of the Plan.

         1.4 "Award Opportunity" shall mean the award opportunity determined under Section 3.1 of the Plan.

         1.5 "Award Unit" shall mean the unit opportunity determined under
Section 3.3 of the Plan.

         1.6 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

         1.7 "Change in Control Benefit Plan Determination Policy" shall mean the change in control benefit plan determination policy, as approved by the Board of Directors, as it may be amended from time to time in accordance with the provisions therein.

         1.8 "Chief Executive Officer" shall mean the individual designated as such by the Board of Directors of an Employing Company and of Southern Company.

         1.9 "Committee" or "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of Southern Company or the Employing Company.

         1.10 "Common Stock" shall mean the common stock of Southern Company.

         1.11 "Computation Period" shall mean a four-year period commencing on the first day of the initial year of participation and thereafter it shall mean a four-year period commencing the first day of January each year made up of the ROE Computation Period and the TSR Computation Period, if any, respectively.

         1.12 "Employing Company" shall mean Southern Company Services, Inc., or any other affiliate or subsidiary (direct or indirect) of Southern Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

         1.13 "Equity Participant" shall mean a Participant who is designated by the Committee to have his Award calculated using Restricted Stock Units.

         1.14 "Executive Employee" shall mean any person who is currently employed by an Employing Company who is a "covered employee" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code") and who is designated as an Executive Employee by the Compensation Committee for purposes of participating in the Plan and such other persons employed by an Employing Company as the Compensation Committee in its discretion shall designate to participant in the Plan.

         1.15 "Fair Market Value" shall mean the average of the high and low prices at which a share of Common Stock shall have been traded on the respective measurement date, such as the first and last days of a Computation Period, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions Listing, or as otherwise determined by the Committee. In no event shall the Fair Market Value equal less than the par value of the Common Stock.

         1.16 "Grade Level" shall mean the evaluation assigned under the job evaluation system. For Computation Periods beginning on or before January 1, 1998, Grade Level shall be the Participant's Grade Level as of the first day of the Computation Period. For Computation Periods beginning January 1, 1999 and thereafter, Grade Level shall be the weighted average Grade Level determined as of the last day of each of the four years within the Computation Period.

         1.17 "Grade Level Value" shall mean the assigned dollar value within the Annual Salary range for a Grade Level in a Computation Period, upon which awards are based.

         1.18 "Non-Adopting Employer" shall mean any subsidiary or affiliate of Southern Company which is not an Employing Company.

         1.19 "Participant" shall mean an Executive Employee who satisfies the criteria referred to in Article II at the beginning of a Computation Period.

         1.20 "Payment Date" shall mean the date the check evidencing the Award is endorsed by an authorized person of an Employing Company.

         1.21 "Percentage of Total Award" shall have the meaning ascribed in Exhibits B and E hereof.

         1.22 "Plan" shall mean the Southern Company Executive Productivity Improvement Plan, as described herein or as may be amended from time to time.

         1.23 "Prior Plan" shall mean the Plan as amended and restated effective January 1, 1995.

         1.24 "Restricted Stock Units" shall mean the number of shares of Common Stock deemed to have been awarded to the Equity Participant during a TSR Computation Period for the sole purpose of providing the Equity Participant with the opportunity to receive an Award which incorporates the appreciation on the Common Stock during the TSR Computation Period.

         1.25 "Southern Company" shall mean The Southern Company.

         1.26 "ROE Computation Period" shall have the meaning ascribed in
Section 3.1 hereof.

         1.27 "ROE Peer Group Companies" shall mean the companies set forth on Exhibit C attached hereto and as may be revised from time to time by the Committee to reflect mergers, acquisitions, reorganizations, etc. of such companies.

         1.28 "Termination for Cause" or "Cause" shall mean the termination of a Participant's employment by an Employing Company under any of the following circumstances:

                  (a) The Participant willfully neglects or refuses to discharge his or her duties to the Employing Company as an employee or refuses to comply with any lawful and reasonable instructions given to him or her by the Employing Company without reasonable excuse;

                  (b) The Participant is guilty of gross misconduct. For purposes of this Plan, the following acts shall constitute gross misconduct:

                           (i) any act involving fraud or dishonesty or breach
                  of appropriate regulations of competent authorities;

                           (ii) the carrying out of any activity or the making
                  of any statement which would prejudice or impair the good name and standing of the Company or any Employing Company or would bring the Company or any Employing Company into contempt, ridicule or would reasonably shock or offend any community in which the Company or any Employing Company is located;

                           (iii) attendance at work in a state of intoxication
                  or otherwise being found in possession at his or her workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                           (iv) assault or other act of violence against any
                  employee or other person during the course of the Participant's employment; and

                           (v) conviction of any felony or misdemeanor involving
                  moral turpitude.

         1.29 "Total Shareholder Return" or "TSR" shall mean the total amount an investor would receive by investing $100 per quarter in Common Stock or in TSR Peer Group Common Stock, as the case may be, as determined by measuring the total dividends which would have been paid on such Common Stock or TSR Peer Group Common Stock by reinvesting such dividends on a quarterly basis in additional shares of Common Stock or TSR Peer Group Common Stock, as the case may be, and the total gain or loss on such Common Stock or Peer Group Common Stock as if such stock had been sold at the closing price on the last day of the respective Computation Period.

         1.30 "TSR Computation Period" shall have the meaning ascribed in
Section 3.3 hereof.

         1.31 "TSR Peer Group Common Stock" shall mean the common stock of the Peer Group Companies.

         1.32 "TSR Peer Group Companies" shall mean those companies considered part of the peer group of Southern Company for a Computation Period as determined and designated by the Committee and as set forth on a schedule adopted by the Committee and provided to the Plan Administrator. The Committee shall establish the TSR Peer Group Companies within the first ninety (90) days of a Computation Period. The Committee shall have the discretion to change the TSR Peer Group Companies at any time during a Computation Period. The Committee shall also have the discretion to determine whether or not such change shall apply to Participants subject to the limitations of Section 162(m) of the Code

         1.33 "Value of Performance Unit" shall have the meaning ascribed in Exhibits B and E attached hereto.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   ARTICLE II

                                  Participants

         2.1 Participation. Participation in the Plan shall be limited to Executive Employees of the Employing Companies.

         2.2 Reduction in Grade Level. Any Participant who ceases to be an Executive Employee prior to the close of a Computation Period shall receive an Award for the Computation Period ending on December 31st of the year in which such Participant ceased to be an Executive Employee and shall forfeit any Award for any other Computation Periods that have not closed as of the date the Participant ceases to be an Executive Employee.

         2.3 Termination of Employment. If a Participant's employment is terminated by reason of death, disability or retirement, such Participant or his or her estate shall be eligible to receive an Award for the Computation Period ending in the year of such death, disability or retirement unless such death, disability or retirement shall have occurred on January 1 in which case the Participant or his or her estate shall only be entitled to an Award for the Computation Period ending December 31 of the previous year. Any Participant who terminates employment for any other reason shall receive only any unpaid Award for a completed Computation Period and shall not be eligible to receive an Award for the Computation Period ending in the year of such termination of employment.

         2.4 Transfer to Non-Adopting Employer. Notwithstanding the provisions of Section 2.3 above, in the case of an individual transferring from an Employing Company to a Non-Adopting Employer, any Award paid for any Computation Period not yet closed as of the date of a Participant's transfer shall be paid to the Participant by the Employing Company from which the Participant is transferring on the following basis:

                  (i) 100% of the Award for the Computation Period ending in the year of transfer;

                  (ii) 75% of the Award for the Computation Period ending in the first year following the year of transfer;

                  (iii) 50% of the Award for the Computation Period ending in the second year following the year of transfer; and

                  (iv) 25% of the Award for the Computation Period ending in the third year following the year of transfer.

Such transferring Participant shall receive no award for any Computation Period which has not begun on the date of the Participant's transfer or if such Participant shall no longer be in an eligible Grade Level after such transfer.

         Any Awards payable under this Section 2.4 shall be based on the Grade Level at the time of transfer.

         2.5 Transfer from Non-Adopting Employer. In the case of an individual transferring from a Non-Adopting Employer to an Employing Company whose Grade Level and length of service at the Non-Adopting Employer would have caused the Employee to have been a Participant in the Plan if the Non-Adopting Employer were an Employing Company and whose Grade Level after the transfer would enable the Employee to participate in the Plan, such individual shall be deemed to have been employed by an Employing Company while employed with the Non-Adopting Employer and shall, for any Computation Period ending after such transfer, be deemed a Participant in the Plan as if the Non-Adopting Employer was an Employing Company.

         Any Awards payable under this Section 2.5 shall be based on the Grade Levels at the Employing Company.

         2.6 Termination for Cause. Notwithstanding any other provision of this Plan, a Participant whose employment is Terminated for Cause shall forfeit any and all unpaid Awards under this Plan.

         2.7 Promotion. The administration of Awards for Participants who are promoted or transferred from one Grade Level included in the Plan to another Grade Level included in the Plan shall be based on the Participant's Grade Level Value on the last day of the Computation Period for which an Award is being granted. For the Computation Periods ending December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998 a Participant's Grade Level Value for determining Awards shall be the Participant's Grade Level Value on January 1, 1995.

         2.8 Maximum Award. Notwithstanding any other provision of this Plan, the maximum Award for any Computation Period payable to any Participant shall be two million dollars ($2,000,000).

         2.9 1995 Participants. Any individual who initially becomes a Participant in the Plan as of January 1, 1995 shall be considered to have been participating in the Plan as of January 1, 1993 for purposes of determining benefits payable for any Computation Period that began or begins on or after January 1, 1993 and such Participant will therefore be eligible for an Award equal to seventy-five percent (75%) of the Award Opportunity for the Computation Period ending December 31, 1995.

         2.10 Post-1995 Participants. In the case of an individual who becomes a Participant subsequent to January 1, 1995, said Participant will participate in each Computation Period which ends not less than two (2) years after becoming a Participant.

                                   ARTICLE III

                      Corporate Financial Performance Award

         3.1 ROE Computation Period. For Computation Period years beginning before January 1, 1997 (the "ROE Computation Period"), the Award Opportunity for each Participant shall be based upon either his Grade Level Value (as determined based on his Grade Level at the beginning of such period) or, in the Committee's discretion, upon his Annual Salary at the beginning of such period and in either case shall range from fifteen percent (15%) to sixty-five percent (65%) of such Grade Level Value or Annual Salary, as applicable. The Award Opportunity for each Grade Level or Annual Salary shall be determined in accordance with the chart set forth in Exhibit A hereof. The Committee shall have the discretion to change the Award Opportunity for a Computation Period. Additionally, the Committee shall have the discretion to determine whether such change applies to Participants subject to the limitations of Section 162(m) of the Code.

        3.2 ROE Ranking. Each Award Opportunity granted in the ROE Computation Period shall be multiplied by the Value of Performance Unit factor and the Percentage of Total Award factor set forth in Exhibit B hereof, which is based on Southern Company's Average ROE ranking during the ROE Computation Period as compared to the Average ROE ranking of the ROE Peer Group Companies to determine a Participant's Award. The return on common equity of the ROE Peer Group Companies shall be determined annually by an independent certified public accountant based on generally accepted accounting principles and shall be properly adjusted and annualized by such accountant so that each ROE Peer Group Company return on common equity may be accurately compared to that of Southern Company.

         3.3 TSR Computation Period. For Computation Period years beginning on or after January 1, 1997 (the "TSR Computation Period"), the Award Units for each Participant shall be based upon either his Grade Level Value or, in the Committee's discretion, upon his Annual Salary and, in either case shall range from fifteen percent (15%) to sixty-five percent (65%) of such Grade Level Value or Annual Salary, as applicable. The Award Units for each Grade Level or Annual Salary shall be determined in accordance with the charts set forth in Exhibit D hereof. The Committee shall have the discretion to change the Award Units for a Computation Period. Additionally, the Committee shall have the discretion to determine whether such change applies to Participants subject to the limitations of Section 162(m) of the Code.

         3.4 TSR Ranking. Each Award Unit granted in the TSR Computation Period shall be multiplied by the Value of Performance Unit factor and the Percentage of Total Award factor set forth in Exhibit E hereof which is based on Total Shareholder Return of Southern Company as compared to the Total Shareholder Return for the TSR Peer Group Companies. The Total Shareholder Return of Southern Company and the TSR Peer Group Companies shall be determined annually by an independent certified public accountant and shall be properly adjusted and amortized by such accountant so that each TSR Peer Group Company's total shareholder return may be accurately compared to that of Southern Company.

         3.5 Restricted Stock Unit Conversion. Notwithstanding Sections 3.3 and 3.4, the Award for Equity Participants during the TSR Computation Period shall be determined as follows: (a) determine the number of Award Units pursuant to
Section 3.3; (b) multiply the Award Units by the percentage of the Award that is to be converted (as determined by the Committee in its sole discretion) ("Adjusted Award Units"); (c) divide the Adjusted Award Units by the Fair Market Value of the Common Stock on January 1 of the applicable TSR Computation Period to determine the number of Restricted Stock Units available during the TSR Computation Period; (d) multiply the Restricted Stock Units by the Value of the Performance Unit factor and the Percentage of Total Award factor as set forth in
Section 3.4 of the Plan ("Total Restricted Stock Units"); (e) convert the Total Restricted Stock Units by multiplying such portion of the Total Restricted Stock Units by the Fair Market Value of Common Stock on the last day of the TSR Computation Period. Notwithstanding any prior provision of Section 3.5, no Award payable under Section 3.5 shall be paid in common stock. The Award shall equal the Total Restricted Stock Units converted pursuant to subsection (e) above.

         Notwithstanding anything in the Plan to the contrary, the Committee shall have the sole discretion to determine who will be designated an Equity Participant and what percentage of an Award to an Equity Participant shall be converted to Restricted Stock Units. The Equity Participant shall have no ownership rights associated with the Restricted Stock Units (including the right to any dividends on Common Stock). The Restricted Stock Units shall be used solely for the purpose of measurement.

         3.6 Insufficient Earnings. Notwithstanding the above provisions, an Award will not be granted, awarded or paid for any Computation Period ending with the calendar year in which the current earnings of Southern Company are less than the amount necessary to fund the dividends on its Common Stock at the rate such dividends were paid for the immediately preceding calendar year.

         3.7 Extraordinary Income. In the exercise of negative discretion, the Compensation Committee may calculate the Award for one or more Computation Period(s) without regard to any extraordinary income item (but not loss) otherwise recorded by Southern Company or any Employing Company, provided such determination that an item of income is extraordinary is made by the Committee prior to the close of the Computation Period.

         3.8 Payment. The Awards will be paid in cash for Participants and in one-half in cash and one-half in Common Stock (pursuant to Section 3.5 (e) and (f) above) for Equity Participants, as soon as is practicable after all evaluations are completed. An Award payment may not be deferred under this Plan. In the event an Award was deferred under the Prior Plan, such deferral shall be governed by the terms of the Prior Plan.

                                   ARTICLE IV

                                Change in Control

         The provisions of the Change in Control Benefit Plan Determination Policy are incorporated herein by reference to determine the occurrence of a change in control of Southern Company or an Employing Company and the benefits to be provided hereunder in the event of such a change in control. Any modifications to the Change in Control Benefit Plan Determination Policy are likewise incorporated herein.

                                    ARTICLE V

                            Miscellaneous Provisions

         5.1 No Assignment. Neither the Participant, his beneficiary, nor his personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         5.2 No Reserve. The Employing Company shall not reserve or otherwise set aside funds for the payments of Awards deferred in accordance with the Prior Plan.

         5.3 Plan Amendment. Except for the provisions of Article IV hereof, which may not be amended, modified or terminated following a "Southern Change in Control," "Subsidiary Change in Control" or a "Southern Termination" (as such terms are defined in the Change in Control Benefit Plan Determination Policy), the Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to payments which have been deferred under the Prior Plan prior to such amendment, modification, or termination.

         5.4 Additional Benefits. It is expressly understood and agreed that the Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Employing Company.

         5.5 Withholding. There shall be deducted from the payment of each Award under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employing Company to such governmental authority for the account of the person entitled to such distribution.

         5.6 Effect On Other Benefits. Any Awards paid to a Participant while employed by an Employing Company shall not be considered in the calculation of the Participant's benefits under any other employee welfare or pension benefit plan maintained by an Employing Company, unless otherwise specifically provided therein.

         5.7 Governing Law. This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, hereby amends and restates the Southern Company Executive Productivity Improvement Plan this ____ day of ______________, 2001 to be effective January 1, 2001.

                                 SOUTHERN COMPANY SERVICES, INC.



                               By:
                                        -------------------------------

                               Its:
                                        -------------------------------


Attest:

By:
         --------------------------------------------

Its:
         --------------------------------------------

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT A

                                Award Opportunity

Grade Level Value                             Award Opportunity

                                              Percentage of Grade Level Value
                                                       or Annual Salary

President/CEO                                          50/65%
         15                                            50%
         14                                            45%
         13                                            40%
         12                                            35%
         11                                            30%
         10                                            25%
         9                                             25%
         8                                             20%
         7                                             15%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT B

                            AWARD PERCENTAGE SCHEDULE

                                    Position Ranking
   Value of
Performance Unit      12-14               15-17             18-20
         $           Companies          Companies         Companies
----------------     ---------          ---------         ---------

      $2.00             Top                Top               Top
       1.80             1.0                1.0               1.0
       1.60             2.0                2.0               2.0
       1.40             2.5                3.0               3.0
       1.20             3.0                4.0               4.0
       1.00             4.0                4.5               5.0
        .90             4.5                5.0               6.0
        .80             5.0                6.0               7.0
        .70             6.0                7.0               8.0
        .60             6.5                8.0               9.0
        .50             7.0                8.5               10.0
          0           Below 7.0          Below 8.5          Below 10


                        Percentage Of Total Award Factor

       Computation Period Ending                    Factor

         December 31, 1997                            75%

         December 31, 1998                            50%

         December 31, 1999                            25%

         Thereafter                                    0%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT C

                            ROE Peer Group Companies

Allegheny Energy, Inc.
Alliant Energy Corporation
Ameren Corporation
American Electric Power Company
Baltimore Gas & Electric Company
BEC Energy
Carolina Power & Light Company
Central & South West Corporation
CILCORP.  Inc.
Cinergy Corporation
Cleco Corporation

Conectiv CIV
CMS Energy Corporation
Commonwealth Energy System
Consolidated Edison, Inc.
Dominion Resources, Inc.
DPL, Inc.
DQE, Inc.
DTE Energy Company
Duke Energy Corporation

Eastern Utilities Associates Edison International Energy East Corporation Entergy Corporation FirstEnergy Corporation Florida Progress Corporation FPL Group, Inc.

GPU, Inc.
Hawaiian Electric Industries, Inc.
Houston Industries, Inc.
IDACORP, Inc.
Illinova Corporation
Interstate Energy Corporation
IPALCO Enterprises, Inc.
Washington Water Power Co.
Western Resources, Inc.
WPS Resources Corp.


Kansas City Power & Light Company
Keyspan Energy Corporation
LG&E Energy Corporation
MDU Resources
MidAmerican Energy Holdings Co.
Minnesota Power Company
Montana Power Company
Nevada Power Co.
New Century Energies, Inc.
New England Electric System
Niagara Mohawk Power Corp.
NIPSCO Industries, Inc.
Northeast Utilities Co.
Northern States Power Co.
OGE Energy Corp.
Orange & Rockland Utilities, Inc.
PG&E Corp.
PacifiCorp
PECO Energy Co.
Pinnacle West Capital Corp.
Potomac Electric Power Co.
PP&L Resources, Inc.
Public Service Co. of New Mexico
Public Service Enterprise Group, Inc.
Puget Sound Energy, Inc.
Rochester Gas & Electric Corp.
SCANA Corp.
Sierra Pacific Resources
SIGCORP, Inc.
TECO Energy, Inc.
Texas Utilities Company
Unicom Corp.
Unisource Energy Corp.
United Illuminating Company
UtiliCorp.  United, Inc.
Wisconsin Energy Corp.

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT D

                                   Award Units

         Grade Level Value                        Award Units
                                          Percentage of Grade Level Value
                                                or Annual Salary

         President/CEO                             50/65%
         15                                         50%
         14                                         45%
         13                                         40%
         12                                         35%
         11                                         30%
         10                                         25%
         9                                          25%
         8                                          20%
         7                                          15%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT E

                            Performance Unit Factor*

   Value of Unit                                    Percentile of Southern TSR
                                                                  vs.
                                                           Investor Utility

      $ 2.00                                               90th and above
      $ 1.50                                               70th
      $ 1.00                                               50th
      $  .50                                               30th
      $  .00                                               Below 30th

*The Value of Unit for performance levels falling between the percentiles listed above shall be interpolated on a straight line basis for any given calendar year.

                        Percentage Of Total Award Factor

         Computation Period Ending               Factor

         December 31, 1997                         25%

         December 31, 1998                         50%

         December 31, 1999                         75%

         Thereafter                               100%